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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2003

ROYAL BODYCARE, INC.

(Exact name of registrant as specified in its chapter)

NEVADA	33-20323	91-2015186
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

2301 CROWN COURT, IRVING, TEXAS	75083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code         972-893-4000

N/A

(Former name or former address, if changed since last report)

Item 5.    Other Events and Regulation FD Disclosure.

On May 29, 2002, we filed suit (Royal BodyCare, Inc. v. G. Patrick Flanagan, individually and as authorized agent on behalf of Flanagan Technologies, Inc., Flanagan Technologies, Inc, a/k/a and d/b/a Flantech and/or Flantech Group and John Lloyd, Cause No. DV02-04797, District Court, Dallas County, Texas, 160th Judicial District, hereinafter the “Lawsuit”) against a former supplier and member of our Board of Directors (G. Patrick Flanagan), and certain others (“Defendants”) requesting injunctive and monetary relief and alleging, among other causes of action, breach of contract, conspiracy, fraud, breach of fiduciary duty, disparagement, tortuous interference and unlawful restraint of trade. On July 26, 2002, the Court granted an Agreed Injunction that enjoined the Defendants and other parties acting in concert with them from, among other things, refusing to sell certain raw materials to us and disparaging Royal BodyCare, Inc. and its officers, directors, employees or its products. In connection with this Lawsuit, on August 16, 2002, the Defendants filed a counter claim against us alleging, among other causes of action, unfair competition, breach of contract and conspiracy.

On February 18, 2003, the parties entered into an agreement to settle all claims and causes of actions that existed between them, including those arising out of the transactions that formed the basis of the Lawsuit. Under the terms of this settlement, G. Patrick Flanagan and/or Flantech Group, defendants in the Lawsuit, agreed to pay to us an aggregate of $250,000, payable in monthly installments commencing February 25, 2003, calculated as a percentage of gross revenues, as defined, generated by G. Patrick Flanagan or certain entities to which he is related. In addition, the parties agreed not to disparage the other, its products, its directors, officers or employees, not to send unsolicited communications to any known customer of the other, and to issue a Press Release relating to the settlement of the Lawsuit, a copy of which is attached hereto as Exhibit 99.1

The statements, other than statements of historical facts included in this report are forward-looking statements. These forward-looking statements are intended to be subject to the safe harbor protections provided by the Safe Harbor Acts (Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934). Actual results may differ materially from those projected in these forward-looking statements. Factors that could affect these forward looking statements include the status of our product lines, the inherent uncertainties of litigation, the continued availability and supply of silica hydride, and the actual calculation of damages in litigation. Royal BodyCare, Inc. assumes no obligation to update any forward-looking information contained in this report, or the exhibits hereto. These statements also involve risks and uncertainties described from time to time in our filings with the SEC such as our recent Forms 10-Q and 10-K.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits

99.1    Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL BODYCARE, INC. (Registrant)

Date:	March 6, 2003	/s/ Steven E. Brown (Signature)*
Name and Title: Steve Brown, Chief Financial Officer

Exhibit Index

Exhibit Number	Description

*99.1	Press Release relating to the settlement of the Lawsuit

* Filed herewith